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                                                                  Exhibit 3(b)

                               State of Delaware

                       Office of the Secretary of State

                             _____________________

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "PERSONAL COMPUTER PRODUCTS, INC.", FILED IN THIS OFFICE ON THE EIGHTH DAY OF FEBRUARY, A.D. 1995, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.



                             [SEAL]  _____________________________________
                                      Edward J. Freel, Secretary of State

2008678   8100                       AUTHENTICATION:    7402072

950029325                                      DATE:    02-09-95

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